Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 2 TO

TERM PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO TERM PURCHASE AGREEMENT (the “Amendment”) is made and entered into effective the 5th day of August, 2022 by and between Bakersfield Renewable Fuels, LLC (as successor-in-interest to GCE Holdings Acquisitions LLC) (“GCE”) and ExxonMobil Oil Corporation (“ExxonMobil”). GCE and ExxonMobil may individually be referred to herein as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, GCE and ExxonMobil are parties to that certain Term Purchase Agreement dated April 21, 2021, as amended by that certain Amendment No. 1 to Term Purchase Agreement dated February 23, 2022 (collectively, the “Agreement”) regarding ExxonMobil’s purchase and GCE’s sale of certain quantities of renewable diesel fuel;

WHEREAS, the Parties desire to amend the Agreement in certain respects as set forth herein; and

WHEREAS, Section 15.4 of the Agreement provides that the Agreement may be amended so long as such amendment is in writing and signed by the Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby enter into this Amendment and agree as follows:

1.	The Parties hereby amend Section 2.1(a) by deleting “sixty (60) months” and replacing it with “sixty-six (66) months”.

2.	The Parties hereby amend Section 5.8 by adding the following language after “Section 8.1”: “; provided that, in the event that the U.S. federal government implements new policies, regulations, or programs providing for credits, benefits or other incentives related to the production, manufacture, or sale of renewable fuels, including a national low carbon fuel standard, ExxonMobil shall be entitled to the entirety of such credits, benefits, or other incentives but only to the extent that they are related to or associated with the production of the quantities of Renewable Diesel or, if applicable, SAF, purchased hereunder by EXXONMOBIL.

3.	The Parties hereby amend Schedule 4.1 by:

(i) deleting subsection (iii) under “GCE Renewable Diesel Price =” and replacing it with the following:

“ (iii)    […***…]% of the sum of (LCFS Value + New Credit Value) MINUS”

(ii) deleting subsection (v) under “GCE Renewable Diesel Price =” and replacing it with the following:

“ (v)    […***…] per Gallon for the Initial Term and […***…] per Gallon for any Renewal Term or Additional Renewal Term thereafter, if any.”

(iii) adding the following definition after the word “Where”:

“New Credit Value” is in the event that the U.S. federal government implements new policies, regulations, or programs providing for credits, benefits or other incentives related to the production, manufacture, or sale of renewable fuels, including a national low carbon fuel standard, the value of any such credits, benefits, or other incentives but only to the extent that they relate to or are associated with the production of the quantities of Renewable Diesel or, if applicable, SAF, purchased hereunder by EXXONMOBIL.”

4.	The capitalized terms and expressions used in this Amendment shall have the meanings ascribed to such terms and expressions in the Agreement, unless expressly provided otherwise.

5.	Except as expressly provided in this Amendment, all other provisions of the Agreement shall remain unchanged and in full force and effect and shall be binding on the Parties. Wherever the term “Agreement” is used in the Agreement, it shall mean the Agreement as amended by this Amendment.

6.	In the event of any conflict between the terms and conditions of this Amendment, on the one hand, and the Agreement (other than this Amendment), on the other hand, the terms and conditions of this Amendment shall govern solely to the extent of any such conflict.

7.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed entirely within New York, without regard to the conflicts of law principles of New York.

8.	No waiver shall be deemed to have been made by any Party of any of its rights under this Amendment unless the waiver is in writing and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. To be binding, any amendment of this Amendment must be effected by an instrument in writing signed by the Parties.

9.	The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Amendment, or the application thereof to any Party or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Amendment and the application of such provision to the other Party or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.	This Amendment may be executed in counterparts with the same effect as if all Parties have executed the same document, provided that no Party shall be bound to this Amendment until all Parties have executed a counterpart. This Amendment is for the sole benefit of the Parties and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the Parties and such assigns, any legal or equitable rights hereunder.

[Signature page to follow]

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Parties, effective upon the date set forth above.

BAKERSFIELD RENEWABLE FUELS, LLC

By:

Name:

Title:

Date:

exxonmobil OIL CORPORATION

By:

Name:

Title:

Date:

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